UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2021

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company     Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07 – Submission of Matters to a Vote of Security Holders

Nuvera Communications, Inc.’s (“Nuvera”) Annual Meeting of Shareholders was held on May 27, 2021 virtually via live webcast at www.virtualshareholdermeeting.com/NUVR2021. Proxies representing 3,264,220 shares, or 62.68% of the 5,207,119 outstanding shares entitled to vote were present at the Annual Meeting, which constituted a quorum. The shareholder voting results for the election of two directors, and the ratification of the appointment of Nuvera’s independent registered public accounting firm are presented as follows:

Proposal 1. The following three directors were elected to serve until the 2024 Annual Meeting and until the election and qualification of their respective successors, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Dennis E. Miller	2,170,022	11,579	1,082,619
Wesley E. Schultz	1,995,496	186,105	1,082,619
Suzanne M Spellacy	2,102,100	79,501	1,082,619

Proposal 2. Shareholders ratified the appointment of Olsen, Thielen & Company, Ltd. as the Company’s  independent registered public accounting firm for the 2021 fiscal year, as follows:

Votes For	Votes Against	Abstentions

3,240,147	20,768	3,305

The Board ratified the results of the 2021 Annual Meeting of Shareholders at its Annual Meeting held on May 27, 2021.

Item 8.01 – Other Events.

On May 26, 2021, Nuvera’s Board of Directors approved an increase of its regular quarterly dividend on our common stock to $0.14 per share, payable on June 15, 2021 to stockholders of record at the close of business on June 4, 2021. The declaration of this dividend was announced at Nuvera’s Annual Shareholders Meeting on May 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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